Exhibit 99.1

NEWS RELEASE

Teradata Reports 2014 Third Quarter Results

•	Revenue of $667 million, up 1 percent in constant currency(1)

•	GAAP EPS $0.60, non-GAAP EPS $0.71(2)

•	Year-to-date Cash from Operations increased 30 percent versus prior year period

ATLANTA, Georgia (November 6, 2014) – Teradata Corp. (NYSE: TDC) reported revenue of $667 million for the quarter ended September 30, 2014, versus $666 million reported in the third quarter of 2013. Revenue in the third quarter increased 1 percent when compared in constant currency.(1)

Gross margin in the third quarter was 52.5 percent, as reported under U.S. Generally Accepted Accounting Principles (GAAP), versus 53.8 percent in the third quarter of 2013. On a non-GAAP basis, excluding stock-based compensation expense and the other special items described in footnote #2, gross margin was 53.8 percent, versus 55.0 percent in the third quarter of 2013.(2)

Teradata reported third quarter net income of $94 million, or $0.60 per diluted share, which compared to net income of $98 million, or $0.59 per diluted share, in the third quarter of 2013. Stock-based compensation expense and other special items reduced Teradata’s third quarter net income by $17 million (or 11 cents of EPS) as reported under GAAP.(2) Excluding stock-based compensation expense and the other special items detailed in footnote #2, non-GAAP net income in the third quarter of 2014 was $111 million, or $0.71 per diluted share, versus $116 million, or $0.70 per diluted share, in the third quarter of 2013.(2)

“We continue to experience excellent revenue growth with our Big Data analytics solutions which include Aster, Big Data appliances, Hadoop and related software tools and services,” said Mike Koehler, president and chief executive officer, Teradata Corporation. “Data Warehouse new customer wins in the quarter and year-to-date are at near record levels, and we are seeing strong market adoption of our Unified Data Architecture. Our increased investments in Big Data analytics and Integrated Marketing Cloud solutions will help drive further revenue growth longer term.”

Segment Revenue Performance

(in millions)

	For the Three Months Ended September 30
	2014	2013	% Change as Reported	% Change in Constant Currency(1)
Americas	$405	$409	-1%	-1%
International	262	257	2%	2%

Total Revenue	$667	$666	0%	1%

	For the Nine Months Ended September 30
	2014	2013	% Change as Reported	% Change in Constant Currency(1)
Americas	$1,163	$1,169	-1%	0%
International	808	754	7%	7%

Total Revenue	$1,971	$1,923	2%	3%

Operating Income

Third quarter operating income of $123 million decreased from $132 million reported in the third quarter of 2013. On a non-GAAP basis, operating income was $150 million versus $158 million in the third quarter of 2013.(2) The difference was primarily due to lower product margins due to increased amortization of previously capitalized software development costs, product and deal mix and increased research and development expense.

Cash Flow

During the third quarter of 2014, Teradata generated $102 million of cash from operating activities, a 59 percent increase compared to $64 million in the prior-year period. Teradata generated $66 million of free cash flow (cash from operating activities less capital expenditures and additions to capitalized software)(3) in the third quarter of 2014, compared to $29 million in the same period in 2013.

Year to date, Teradata generated $583 million of cash from operating activities, a 30 percent increase compared to $447 million in the prior-year period. Teradata generated $489 million of free cash flow(3) in the first nine months of 2014, a 41 percent increase from $347 million generated in the same period in 2013.

Balance Sheet

Teradata ended the quarter with $848 million in cash, down $86 million from the cash balance at June 30, 2014. During the quarter Teradata purchased approximately 2.4 million shares of its stock worth approximately $102 million. Year to date, through September 30, Teradata purchased 6.9 million shares, worth approximately $293 million.

As of September 30, 2014, Teradata had total debt of $255 million outstanding under a term loan. Additionally, Teradata has $300 million available through a pre-arranged credit facility; however, no funds were drawn from the credit facility.

2014 Outlook

Teradata continues to expect full-year 2014 constant currency revenue growth to be at the low end of its original 3-7 percent guidance range. However, based on currency rates at the end of October 2014, currency translation is now expected to have a 1 percentage point headwind on Teradata’s full-year revenue comparison.(1)

Teradata continues to expect 2014 non-GAAP earnings per share (which excludes stock-based compensation expense and other special items) to be at the low end of the $2.85-$3.00 range.(2)

2014 Third Quarter Earnings Conference Call

A conference call is scheduled today at 8:30 a.m. (ET) to discuss the company’s third quarter 2014 results. Access to the conference call, as well as a replay of the call, is available on Teradata’s website at investor.teradata.com.

Supplemental financial information regarding Teradata’s operating results is also available on the Investor Relations page of Teradata’s website.

1.	The impact of currency is determined by calculating the prior-period results using the current-year monthly average currency rates. See the foreign currency fluctuation schedule on the Investor Relations page of the company’s website at investor.teradata.com, which is used to determine revenue on a constant currency (CC) basis.

(in millions)

	For the Three Months Ended September 30				For the Nine Months Ended September 30
	2014	2013	Chg As Rpt’d	Chg In CC	2014	2013	Chg As Rpt’d	Chg In CC
Revenue
Products (software/hardware)	$294	$306	-4%	-3%	$867	$858	1%	1%

Consulting services	200	200	0%	1%	592	593	0%	0%
Maintenance services	173	160	8%	8%	512	472	8%	9%

Total Services	$373	$360	4%	4%	$1,104	$1,065	4%	4%

Total Revenue	$667	$666	0%	1%	$1,971	$1,923	2%	3%

By segment
Americas	$405	$409	-1%	-1%	$1,163	$1,169	-1%	0%
International	262	257	2%	2%	808	754	7%	7%

Total Revenue	$667	$666	0%	1%	$1,971	$1,923	2%	3%

2.	Teradata reports its results in accordance with GAAP. However, as described below, the company believes that certain non-GAAP measures (such as non-GAAP gross margin, non-GAAP operating income, non-GAAP net income, and non-GAAP earnings per diluted share, or EPS, which exclude certain items as well as free cash flow) are useful for investors. Our non-GAAP measures are not meant to be considered in isolation or as substitutes for, or superior to, results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

Special items included in Teradata’s 2014 third quarter GAAP operating income results as reported in this release included $11 million of stock-based compensation expense; $12 million of amortization of acquisition-related intangible assets; and $4 million of acquisition, integration and reorganization expenses.

Teradata’s year-to-date 2013 GAAP net income included a $4 million income tax benefit related to the 2012 U.S. Research & Development tax credit. This benefit was included in Teradata’s non-GAAP results in the fourth quarter of 2012, since the benefit related to the 2012 tax reporting period. However, Teradata could not include the tax benefit in its GAAP results in the fourth quarter of 2012 due to the American Taxpayer Relief Act of 2012 not being enacted until January 2013. As a result, the

$4 million tax benefit was included in Teradata’s 2013 GAAP net income, but was excluded from the company’s non-GAAP net income. In addition to the tax item above, Teradata’s year-to-date 2014 GAAP net income also included $6 million impairment of an equity investment.

The following tables reconcile Teradata’s actual and projected results and EPS under GAAP to the company’s actual and projected non-GAAP results and EPS for the periods presented, which exclude certain items. Our management regularly uses supplemental non-GAAP financial measures, such as gross margin, operating income, net income and EPS, excluding certain items internally, to understand, manage and evaluate our business and support operating decisions. The company believes such non-GAAP financial measures (1) provide useful information to investors regarding the underlying business trends and performance of the company’s ongoing operations, (2) are useful for period-over-period comparisons of such operations and results, that may be more easily compared to peer companies and allow investors a view of the company’s operating results excluding special items, (3) provide useful information to management and investors regarding present and future business trends, and (4) provide consistency and comparability with past reports and projections of future results.

Teradata’s reconciliation of GAAP to non-GAAP results included in this release:

(in millions, except per share data)

	For the Three Months Ended September 30			For the Nine Months Ended September 30
	2014	2013	Chg as Rpt’d	2014	2013	Chg As Rpt’d
Gross Margin:
GAAP Gross Margin	$350	$358	-2%	$1,054	$1,042	1%
% of Revenue	52.5%	53.8%		53.5%	54.2%
Excluding:
Stock-based compensation expense	2	2		8	5
Amortization of acquisition-related intangible assets	6	6		16	19
Acquisition, integration and reorganization-related costs	1	—		5	1

Non-GAAP Gross Margin	$359	$366	-2%	$1,083	$1,067	1%

% of Revenue	53.8%	55.0%		54.9%	55.5%
Operating Income:
GAAP Operating Income	$123	$132	-7%	$345	$355	-3%
% of Revenue	18.4%	19.8%		17.5%	18.5%
Excluding:
Stock-based compensation expense	11	12		36	39
Amortization of acquisition-related intangible assets	12	11		35	33
Acquisition, integration and reorganization-related costs	4	3		18	9

Non-GAAP Operating Income	$150	$158	-5%	$434	$436	0%

% of Revenue	22.5%	23.7%		22.0%	22.7%
Net Income:
GAAP Net Income	$94	$98	-4%	$249	$265	-6%
% of Revenue	14.1%	14.7%		12.6%	13.8%
Excluding:
Stock-based compensation expense	7	8		24	26
Amortization of acquisition-related intangible assets	8	8		23	22
Acquisition, integration and reorganization-related costs	2	2		10	6
Net loss on equity investments	—	—		6	—
2012 R&D Tax Credit, enacted in 2013	—	—		—	(4)

Non-GAAP Net Income	$111	$116	-4%	$312	$315	-1%

% of Revenue	16.6%	17.4%		15.8%	16.4%

	For the Three Months Ended September 30		For the Nine Months Ended September 30
Diluted Earnings Per Share:	2014	2013	2014	2013	2014 Full Year Guidance
GAAP Diluted Earnings Per Share	$0.60	$0.59	$1.57	$1.59	$2.33 - $2.48
Excluding:
Stock-based compensation expense	0.05	0.05	0.15	0.16	0.21
Amortization of acquisition-related intangible assets	0.05	0.05	0.14	0.13	0.19
Acquisition, integration and reorganization-related costs	0.01	0.01	0.06	0.03	0.08
Net loss on equity investments	—	—	0.04	—	0.04
2012 R&D Tax Credit, enacted in 2013	—	—	—	(0.02)	—

Non-GAAP Diluted Earnings Per Share	$0.71	$0.70	$1.96	$1.89	$2.85 - $3.00

3.	As described above, the company believes that free cash flow is a useful non-GAAP measure for investors. Teradata defines free cash flow as cash provided/used by operating activities less capital expenditures for property and equipment, and additions to capitalized software. Free cash flow does not have a uniform definition under GAAP and therefore, Teradata’s definition may differ from other companies’ definitions of this measure. Teradata’s management uses free cash flow to assess the financial performance of the company and believes it is useful for investors because it relates the operating cash flow of the company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures for, among other things, investment in the company’s existing businesses, strategic acquisitions, strengthening the company’s balance sheet, repurchase of the company’s stock and repayment of the company’s debt obligations, if any. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other nondiscretionary expenditures that are not deducted from the measure. This non-GAAP measure is not meant to be considered in isolation, as a substitute for, or superior to, results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

(in millions)

	For the Three Months Ended September 30		For the Nine Months Ended September 30
	2014	2013	2014	2013
Cash provided by operating activities (GAAP)	$102	$64	$583	$447
Less capital expenditures for:
Expenditures for property and equipment	(16)	(13)	(37)	(44)
Additions to capitalized software	(20)	(22)	(57)	(56)

Total capital expenditures	(36)	(35)	(94)	(100)

Free Cash Flow (non-GAAP measure)	$66	$29	$489	$347

Note to Investors

This news release contains forward-looking statements, including statements as to anticipated or expected results, beliefs, opinions and future financial performance, within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements include projections of revenue, profit growth and other financial items, future economic performance and statements concerning analysts’ earnings estimates, among other things. These forward-looking statements are based on current expectations and assumptions and involve risks and uncertainties that could cause Teradata’s actual results to differ materially. In addition to the factors discussed in this release, other risks and uncertainties could affect our future results, and could cause actual results to differ materially from those expressed in such forward-looking statements. Such factors include those relating to: the global economic environment in general or on the ability of our suppliers to meet their commitments to us, or the timing of purchases by our current and potential customers, and other general economic and business conditions; the rapidly changing and intensely competitive nature of the information technology industry and the data analytics business, including the increased pressure on price/performance for data analytics solutions; fluctuations in our operating results, unanticipated delays or accelerations in our sales cycles and the difficulty of accurately estimating revenues; risks inherent in operating in foreign countries, including the impact of economic, political, legal, regulatory, compliance, cultural, foreign currency fluctuations and other conditions abroad; the timely and successful development, production or acquisition and market acceptance of new and existing products and services, including our ability to accelerate market acceptance of new products and services as well as the reliability, quality, security and operability of new products because of the difficulty and complexity associated with their testing and production; tax rates; turnover of workforce and the ability to attract and retain skilled employees; availability and successful exploitation of new acquisition and alliance opportunities; our ability to execute integration plans for newly acquired entities, including the possibility that expected synergies and operating efficiencies may not be achieved, that such integration efforts may be more difficult, time-consuming or costly than expected, and that operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; recurring revenue may decline or fail to be renewed; changes in Generally Accepted Accounting Principles (GAAP) and the resulting impact, if any, on the company’s accounting policies; continued efforts to establish and maintain best-in-class and secure internal information technology and control systems; and other factors described from time-to-time in the company’s filings with the U.S. Securities and Exchange Commission, including its annual report on Form 10-K and subsequent quarterly reports on Forms 10-Q, as well as the company’s annual reports to stockholders. The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Teradata

Teradata (NYSE: TDC) helps companies get more value from data than any other company. Teradata’s leading portfolio of big data analytic solutions, integrated marketing applications, and services can help organizations gain a sustainable competitive advantage with data. Visit teradata.com.

Get to know Teradata:

Teradata is a trademark or registered trademark of Teradata Corporation in the United States and other countries.

INVESTOR CONTACT: Gregg Swearingen Teradata (937) 242-4600 gregg.swearingen@teradata.com	MEDIA CONTACT: Mike O’Sullivan Teradata (937) 242-4786 mike.osullivan@teradata.com

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Schedule A

TERADATA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share amounts - unaudited)

	For the Period Ended September 30
	Three Months			Nine Months
	2014	2013	% Chg	2014	2013	% Chg
Revenue
Products	$294	$306	-4%	$867	$858	1%
Services	373	360	4%	1,104	1,065	4%

Total revenue	667	666	0%	1,971	1,923	2%

Product gross margin	175	188		551	546
% of Revenue	59.5%	61.4%		63.6%	63.6%
Services gross margin	175	170		503	496
% of Revenue	46.9%	47.2%		45.6%	46.6%

Total gross margin	350	358		1,054	1,042
% of Revenue	52.5%	53.8%		53.5%	54.2%

Selling, general and administrative expenses	181	183		557	547
Research and development expenses	46	43		152	140

Income from operations	123	132		345	355
% of Revenue	18.4%	19.8%		17.5%	18.5%

Other expense, net	—	—		(8)	(1)

Income before income taxes	123	132		337	354
% of Revenue	18.4%	19.8%		17.1%	18.4%

Income tax expense	29	34		88	89

% Tax rate	23.6%	25.8%		26.1%	25.1%

Net income	$94	$98		$249	$265

% of Revenue	14.1%	14.7%		12.6%	13.8%

Net income per common share
Basic	$0.61	$0.60		$1.59	$1.62
Diluted	$0.60	$0.59		$1.57	$1.59

Weighted average common shares outstanding
Basic	154.5	163.2		156.6	164.0
Diluted	157.1	166.4		159.1	167.1

Schedule B

TERADATA CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions - unaudited)

	September 30,	June 30,	December 31,
	2014	2014	2013
Assets
Current assets
Cash and cash equivalents	$848	$934	$695
Accounts receivable, net	522	550	717
Inventories	44	50	56
Other current assets	92	103	95

Total current assets	1,506	1,637	1,563
Property and equipment, net	157	156	161
Capitalized software, net	198	196	195
Goodwill	958	950	946
Acquired intangible assets	130	126	149
Deferred income taxes	23	24	24
Other assets	46	47	58

Total assets	$3,018	$3,136	$3,096

Liabilities and stockholders’ equity

Current liabilities
Current portion of long-term debt	$45	$38	$26
Accounts payable	118	112	114
Payroll and benefits liabilities	127	125	136
Deferred revenue	380	442	390
Other current liabilities	101	129	110

Total current liabilities	771	846	776
Long-term debt	210	225	248
Pension and other postemployment plan liabilities	73	72	76
Long-term deferred revenue	22	26	25
Deferred tax liabilities	68	73	87
Other liabilities	32	32	27

Total liabilities	1,176	1,274	1,239

Stockholders’ equity
Preferred stock	—	—	—
Common stock	2	2	2
Paid-in capital	1,031	1,012	973
Treasury Stock	(1,477)	(1,374)	(1,184)
Retained earnings	2,282	2,188	2,033
Accumulated other comprehensive income	4	34	33

Total stockholders’ equity	1,842	1,862	1,857

Total liabilities and stockholders’ equity	$3,018	$3,136	$3,096

Schedule C

TERADATA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions - unaudited)

	For the Period Ended September 30
	Three Months		Nine Months
	2014	2013	2014	2013
Operating activities
Net income	$94	$98	$249	$265
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	44	39	128	109
Stock-based compensation expense	11	12	36	39
Excess tax benefit from stock-based compensation	(1)	(3)	(2)	(7)
Deferred income taxes	(5)	1	(17)	7
Loss on investments	—	—	9	—
Changes in assets and liabilities:
Receivables	31	(31)	199	126
Inventories	6	4	12	(19)
Current payables and accrued expenses	(12)	(14)	(10)	(86)
Deferred revenue	(66)	(51)	(13)	(5)
Other assets and liabilities	—	9	(8)	18

Net cash provided by operating activities	102	64	583	447

Investing activities
Expenditures for property and equipment	(16)	(13)	(37)	(44)
Additions to capitalized software	(20)	(22)	(57)	(56)
Business acquisitions and other investing activities	(42)	—	(49)	(39)

Net cash used in investing activities	(78)	(35)	(143)	(139)

Financing activities
Repurchases of common stock	(98)	(3)	(282)	(187)
Repayments of long-term borrowings	(8)	(3)	(19)	(11)
Excess tax benefit from stock-based compensation	1	3	2	7
Other financing activities, net	6	8	20	23

Net cash provided by (used in) financing activities	(99)	5	(279)	(168)

Effect of exchange rate changes on cash and cash equivalents	(11)	2	(8)	(7)

Increase (decrease) in cash and cash equivalents	(86)	36	153	133
Cash and cash equivalents at beginning of period	934	826	695	729

Cash and cash equivalents at end of period	$848	$862	$848	$862

Schedule D

TERADATA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions - unaudited)

	For the Three Months Ended September 30
	2014	2013	% Change As Reported	% Change Constant Currency
Segment Revenue
Americas	$405	$409	-1%	-1%
International	262	257	2%	2%

Total revenue	667	666	0%	1%

Segment gross margin

Americas	231	233
% of Revenue	57.0%	57.0%

International	119	125
% of Revenue	45.4%	48.6%

Total gross margin	350	358
% of Revenue	52.5%	53.8%

Selling, general and administrative expenses	181	183
Research and development expenses	46	43

Income from operations	$123	$132

% of Revenue	18.4%	19.8%

	For the Nine Months Ended September 30
	2014	2013	% Change As Reported	% Change Constant Currency
Segment Revenue
Americas	$1,163	$1,169	-1%	0%
International	808	754	7%	7%

Total revenue	1,971	1,923	2%	3%

Segment gross margin

Americas	671	668
% of Revenue	57.7%	57.1%

International	383	374
% of Revenue	47.4%	49.6%

Total gross margin	1,054	1,042
% of Revenue	53.5%	54.2%

Selling, general and administrative expenses	557	547
Research and development expenses	152	140

Income from operations	$345	$355

% of Revenue	17.5%	18.5%